Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-258338) on Form S-1 of Sunlight Financial Holdings Inc. of our report dated March 29, 2022, relating to the consolidated financial statements of Sunlight Financial Holdings Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

New York, New York
April 12, 2022